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                                                                    EXHIBIT 4(p)



                              DECLARATION OF TRUST
                                       OF
                      ANADARKO PETROLEUM CAPITAL TRUST III


         THIS DECLARATION OF TRUST is made as of February 9, 2001 (this "Declaration"), by and among Anadarko Petroleum Corporation, a Delaware corporation, as sponsor (the "Sponsor"), Albert L. Richey, R. W. Tonnesen, Suzanne Suter and The Bank of New York (Delaware), not in their individual capacities but solely as trustees (the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Anadarko Petroleum Capital Trust III" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.,
Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

         3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor is hereby authorized, in its sole discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1993, as amended (the "1993 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all


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pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other exchange (collectively, the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Sponsor and the underwriter or underwriters of the Preferred Securities of the Trust; (v) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the Preferred Securities; and (vi) to apply for and obtain a tax identification number for the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Albert L. Richey, R. W. Tonnesen, Suzanne Suter and The Bank of New York (Delaware), in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commissions, PORTAL or state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints Robert J. Allison, Jr., Suzanne Suter, and Michael E. Rose, and each of them, as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and any 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be four (4) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that the number of trustees shall in no event be less than two (2); provided, further, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee


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of the Trust at any time. Any trustee of the Trust may resign upon thirty (30)
days' prior notice to the Sponsor.

         7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                                        By: /s/ Albert L. Richey
                                            ------------------------------------
                                            Albert L. Richey
                                            as Administrative Trustee


                                        By: /s/ R. W. Tonnesen
                                            ------------------------------------
                                            R. W. Tonnesen
                                            as Administrative Trustee


                                        By: /s/ Suzanne Suter
                                            ------------------------------------
                                            Suzanne Suter
                                            as Administrative Trustee


                                        THE BANK OF NEW YORK (DELAWARE)
                                        not in its individual capacity but
                                        solely as a trustee of the Trust

                                        By: /s/ Michael Santino
                                            ------------------------------------
                                            Name:   Michael Santino
                                            Title:  Senior Vice President


                                        ANADARKO PETROLEUM CORPORATION,
                                        as Sponsor


                                        By: /s/ Suzanne Suter
                                            ------------------------------------
                                            Name:   Suzanne Suter
                                            Title:  Corporate Secretary